EXHIBIT 23





                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement (No. 33-75305) of Washington Homes, Inc. on Form S-8 of our report dated September 3, 1999, incorporated by reference in this Annual Report on Form 10-K of Washington Homes, Inc. for the year ended July 31, 1999.



Deloitte & Touche LLP


McLean, VA
October 25, 1999